EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated November 13, 2019, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, of Lexaria Bioscience Corp, which are part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

“/s/ DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

June 3, 2020